CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference into the accompanying Registration Statement on Form SB-2 for Cal-Bay International, Inc. of our report dated February 15, 2003, relating to the financial statements of Cal-Bay International, Inc. for the years ended December 31, 2002 and 2001.


/s/  Argy  &  Company
------------------------------

ARGY  &  COMPANY

Fountain  Valley,  California
October  10,  2003